UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2023

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296			20-5665602
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)			(I.R.S. Employer Identification No.)

6300 S. Syracuse Way	Suite 300	Centennial	Colorado	80111
(Address of Principal Executive Offices)				(Zip Code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On June 3, 2023, National CineMedia, LLC (“NCM LLC”), the operating company for National CineMedia, Inc. (“NCM, Inc.” or the “Company”), entered into a Network Affiliate Transaction Agreement (the “Advertising Agreement”) with Regal Cinemas, Inc. (“Regal”). The Advertising Agreement will be effective on the later of the approval of each of Regal’s bankruptcy court and NCM LLC’s bankruptcy court, which is expected to occur on or prior to June 30, 2023. The Advertising Agreement provides that NCM LLC will acquire the exclusive right to provide on-screen advertisements at Regal’s theaters for a term of ten years in exchange for payments based on the attendance at Regal’s theaters and the revenue generated by NCM LLC through advertising displayed in Regal’s theaters.
Pursuant to the Advertising Agreement, NCM LLC will have the right to display advertising in Regal’s theaters with a program of inventory that provides for (i) up to five minutes in length for exhibition on-screen immediately prior to showtime of a feature film or digital programming event, (ii) up to ten minutes immediately after the showtime of a feature film, extending the time available to NCM LLC by five minutes, and (iii) the Platinum Spot that may be exhibited on-screen prior to the last two trailers, which may be either thirty or sixty seconds in length, and subject to Regal’s approval, NCM LLC may display two thirty-second spots in the Platinum Spot and a Gold Spot, a thirty second spot displayed immediately prior to the fourth trailer preceding a feature film or digital programming event.
Pursuant to a separate termination agreement (the “Termination Agreement”), the Exhibitor Services Agreement, between NCM LLC and Regal (the “ESA”), will be rejected by Regal and will be deemed terminated. Additionally Regal’s and Regal’s affiliates’ waive all rights and interests as to the Tax Receivable Agreement, the Common Unit Adjustment Agreement, the Software License Agreement, the Director Designation Agreement, the Registration Rights Agreement and all the other joint venture agreements described in NCM LLC’s Third Amended and Restated Limited Liability Company Operating Agreement and the Company and NCM LLC, and Regal and Regal’s affiliates will waive and release claims against the other party. Regal has also agreed to support the proposed reorganization plan of NCM LLC and surrender all shares in the Company upon the reorganization plan’s effective date.
In connection with the Advertising Agreement, NCM LLC and Regal also agreed to dismiss with prejudice the ongoing litigation between the parties related to NCM LLC’s request to enforce certain provisions of the ESA, including the exclusivity provision.
The foregoing description of the terms and conditions of the Advertising Agreement and the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Advertising Agreement and Termination Agreement, copies of which will be filed with the Company's Quarterly Report on Form 10-Q for the fiscal quarter ending June 29, 2023.
Item 1.02 Termination of a Material Definitive Agreement
The information set forth under Item 1.01 concerning the termination of the ESA is incorporated by reference in this Item 1.02.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release of National CineMedia, Inc. dated June 5, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: June 5, 2023	By:	/s/ Thomas F. Lesinski
Thomas F. Lesinski
Chief Executive Officer